Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
Timothy Cope — (952) 449-7030

FOR IMMEDIATE RELEASE: November 3, 2010

LAKES ENTERTAINMENT TO HOST CONFERENCE CALL AND WEBCAST ON RESULTS FOR THIRD QUARTER 2010
MINNEAPOLIS — November 3, 2010 — Lakes Entertainment, Inc. (NASDAQ: LACO) announced it will host a conference call and webcast to discuss the Company’s Third Quarter financial results on Wednesday, November 10, 2010, at 1:00 p.m. CDT (2:00 p.m. EDT). The Company will issue financial results prior to the call.
Chairman of the Board and Chief Executive Officer Lyle Berman, and President and Chief Financial Officer Tim Cope will recap the third quarter 2010 results and provide a business update.
WHEN:
Wednesday, November 10, 2010
Conference Call: 1:00 p.m. CDT (2:00 p.m. EDT)
Dial-in Number: (800) 706-7748
Passcode: 90298337
WEBCAST: To listen to a live webcast of the conference call, go to Lakes’ web site,
www.lakesentertainment.com, and click on “Conference Call.”
The webcast replay will be available from 4:00 p.m. CDT, November 10, 2010, until Wednesday, November 24, 2010, on the Lakes Entertainment website at www.lakesentertainment.com. Listening to the webcast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.
If you do not have Internet access and want to listen to an audio replay, call 888-286-8010 and enter conference call code 97589465. The audio replay will be available beginning at 4:00 p.m. CDT, November 10, 2010 until 5:00 p.m. CDT, Wednesday, November 24, 2010.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with three separate Tribes for casino operations in Michigan and California, for a total of three separate casino sites. Lakes is currently managing the Four Winds Casino Resort for the Pokagon Band of Potawatomi Indians and the Red Hawk Casino for the Shingle Springs Band of Miwok Indians. Lakes is also involved in other business activities, including the development of new table games for licensing to Tribal and non-Tribal casinos.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; and reliance on Lakes’ management. For more information, review the company’s filings with the Securities and Exchange Commission.
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